Exhibit 10.1

FIRST AMENDMENT TO THE RENTECH, INC.
2006 INCENTIVE AWARD PLAN

                  Pursuant to the authority reserved to the Board of Directors (the “Board”) of Rentech, Inc., a Colorado corporation (the “Company”) under Section 15.1 of the Rentech, Inc., 2006 Incentive Award Plan (the “Plan”), the Board hereby amends the Plan as follows (the “Amendment”):

          1.     Section 11.2 of the Plan is deleted and replaced in its entirety with the following:

                  Acceleration Upon a Change in Control.  Notwithstanding any provision to the contrary contained herein or in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs then, immediately prior to the Change in Control, all Awards outstanding under the Plan shall become fully vested and exercisable and all forfeiture restrictions on such Awards shall lapse.  Subject to the foregoing, upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and may give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.  In the event that the terms of any agreement between the Company or any Company subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect.

                  Except as expressly provided herein, all terms and conditions of the Plan and any awards outstanding thereunder shall remain in full force and effect.

                  IN WITNESS WHEREOF, I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of the Company on September 8, 2006.

By:	/s/ Colin M. Morris

Colin M. Morris
Secretary